UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 9, 2025

Date of Report (Date of earliest event reported)

5&2 Studios, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8291 Baucum Road Midlothian, TX	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-924-6736

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President Employment Agreement

On January 9, 2024, 5&2 Studios, Inc. (the “Company”) entered into a new employment agreement (the “President Employment Agreement”) with Brad Pelo, the Company’s President, which was made effective as of December 23, 2024 (the “President Effective Date”). The President Employment Agreement will govern the terms of his employment from and after the President Effective Date. Pursuant to the terms of the President Employment Agreement, Mr. Pelo is entitled to receive an annual base salary of $750,000 (the “President Base Salary”) and is eligible to receive a target annual incentive bonus of up to 100% of his President Base Salary, with the actual bonus payable in respect of any year based upon the achievement of pre-determined business goals, as determined by the Executive Committee before the end of the first month of the new fiscal year (the “President Annual Bonus”). For 2025, the Executive Committee has chosen certain Financial, Strategic, and Leadership targets as the business goals for the President Annual Bonus.

Pursuant to the President Employment Agreement, if Mr. Pelo’s employment is terminated (x) by the Company without “cause” or (y) by Mr. Pelo for “good reason” (as such terms are defined in the President Employment Agreement) (either such termination, a “President Qualifying Termination”), then Mr. Pelo will be entitled to: (i) any accrued but unpaid President Base Salary, which will be paid on the pay date immediately following the date of the President Qualifying Termination; (ii) any earned but unpaid President Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination; and (iii) any employee benefits to which Mr. Pelo may be entitled under the Company’s employee benefit plans as of the date of such termination. In addition, subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants (described below), in the event of a President Qualifying Termination, Mr. Pelo will also be entitled to: (i) continued payment of his then-current President Base Salary for a period of 12 months following such date of termination; (ii) a payment equal to the President Annual Bonus, if any, that Mr. Pelo would have earned for the fiscal year in which the President Qualifying Termination occurs; and (iii) reimbursement for up to 12 months’ continuation of health insurance coverage pursuant to COBRA for Mr. Pelo and any of Mr. Pelo’s dependents.

Pursuant to the President Employment Agreement, if Mr. Pelo’s employment is terminated (x) by the Company for “cause” or (y) by Mr. Pelo without “good reason” (as such terms are defined in the President Employment Agreement) (either such termination, a “President Non-Qualifying Termination”), Mr. Pelo will be entitled to: (i) any accrued but unpaid President Base Salary, which will be paid on the pay date immediately following the date of the President Non-Qualifying Termination; (ii) if Mr. Pelo’s employment was not terminated for cause, any earned but unpaid President Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination; and (iii) any employee benefits to which Mr. Pelo may be entitled under the Company’s employee benefit plans as of the date of such termination.

In connection with the President Employment Agreement, Mr. Pelo also entered into certain restrictive covenants, including a non-solicitation covenant that applies for one year after the termination of Mr. Pelo’s employment, and indefinite confidentiality, non-disparagement, and invention assignment covenants.

The foregoing description of the President Employment Agreement is qualified in its entirety by reference to the full text of the President Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

CFO Employment Agreement

On January 11, 2024, the Company entered into a new employment agreement (the “CFO Employment Agreement”) with JD Larsen, the Company’s CFO, which was made effective as of January 1, 2025 (the “CFO Effective Date”). The CFO Employment Agreement will govern the terms of Mr. Larsen’s employment from and after the CFO Effective Date. Pursuant to the terms of the CFO Employment Agreement, Mr. Larsen is entitled to receive an annual base salary of $450,000 (the “CFO Base Salary”) and is eligible to receive a target annual incentive bonus of up to $200,000, payable in accordance with the terms of the Company’s annual bonus plan under which it is granted (the “CFO Annual Bonus”).

Pursuant to the CFO Employment Agreement, if Mr. Larsen’s employment is terminated (x) by the Company without “cause” or (y) by Mr. Larsen for “good reason” (as such terms are defined in the CFO Employment Agreement) (either such termination, a “CFO Qualifying Termination”), Mr. Larsen will be entitled to: (i) any accrued but unpaid CFO Base Salary, which will be paid on the pay date immediately following the date of the CFO Qualifying Termination; (ii) any earned but unpaid CFO Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination; and (iii) any employee benefits to which Mr. Larsen may be entitled under the Company’s employee benefit plans as of the date of such termination. In addition, subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and compliance with certain restrictive covenants (described below), in the event of a CFO Qualifying Termination, Mr. Larsen will also be entitled to: (i) continued payment of his then-current CFO Base Salary for a period of 9 months following such date of termination; (ii) a payment equal to the CFO Annual Bonus, if any, that Mr. Larsen would have earned for the fiscal year in which the CFO Qualifying Termination occurs; and (iii) reimbursement for up to 9 months’ continuation of health insurance coverage pursuant to COBRA for Mr. Larsen and any of Mr. Larsen’s dependents.

Pursuant to the CFO Employment Agreement, if Mr. Larsen’s employment is terminated (x) by the Company for “cause” or (y) by Mr. Larsen without “good reason” (as such terms are defined in the CFO Employment Agreement) (either such termination, a “CFO Non-Qualifying Termination”), Mr. Larsen will be entitled to: (i) any accrued but unpaid CFO Base Salary, which will be paid on the pay date immediately following the date of the CFO Non-Qualifying Termination; (ii) if Mr. Larsen’s employment was not terminated for cause, any earned but unpaid CFO Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination; and (iii) any employee benefits to which Mr. Larsen may be entitled under the Company’s employee benefit plans as of the date of such termination.

In connection with the CFO Employment Agreement, Mr. Larsen also entered into certain restrictive covenants, including a non-solicitation covenant that applies for one year after the termination of Mr. Larsen’s employment, and indefinite confidentiality, non-disparagement, and invention assignment covenants.

The foregoing description of the CFO Employment Agreement is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 9, 2024, by and between Brad Pelo and 5&2 Studios, Inc.*
10.2	Employment Agreement, dated January 11, 2024, by and between Jonathan Larsen and 5&2 Studios, Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish a copy of any redacted information and/or omitted schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2025	5&2 STUDIOS, INC.

	By:	/s/ JD Larsen
	Name:	JD Larsen
	Title:	Chief Financial Officer